                                                                      EXHIBIT 21

                            MURPHY OIL CORPORATION

            SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1999

                                                                                                   Percentage
                                                                                                   of Voting
                                                                                                   Securities
                                                                           State or Other           Owned by
                                                                            Jurisdiction           Immediate
            Name of Company                                               of Incorporation           Parent
-----------------------------------------                               ---------------------      ----------
Murphy Oil Corporation (REGISTRANT)
  A.  El Dorado Engineering Inc.                                                Delaware              100.0
      1.  El Dorado Contractors Inc.                                            Delaware              100.0
  B.  Murphy Eastern Oil Company                                                Delaware              100.0
  C.  Murphy Exploration & Production Company (formerly Ocean
      Drilling & Exploration Company)                                           Delaware              100.0
      1.  Canam Offshore A. G. (Switzerland)                                    Switzerland           100.0
      2.  Canam Offshore Limited                                                Bahamas               100.0
          a.  Murphy Ireland Offshore Limited                                   Bahamas               100.0
          b.  Ocean Drilling Limited                                            Bahamas               100.0
      3.  El Dorado Exploration, S.A.                                           Delaware              100.0
      4.  Mentor Holding Corporation                                            Delaware              100.0
          a.  Mentor Excess and Surplus Lines Insurance Company                 Delaware              100.0
          b.  Mentor Insurance and Reinsurance Company                          Louisiana             100.0
          c.  Mentor Insurance Limited                                          Bermuda                99.993
              (1)   Mentor Insurance Company (U.K.) Limited                     England               100.0
              (2)   Mentor Underwriting Agents (U.K.) Limited                   England               100.0
      5.  Murphy Bangladesh Oil Company                                         Delaware              100.0
      6.  Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda.
          (see company C18a below)                                              Brazil                 90.0
      7.  Murphy Building Corporation                                           Delaware              100.0
      8.  Murphy Central Asia Oil Co., Ltd.                                     Bahamas               100.0
      9.  Murphy Denmark Oil Company                                            Delaware              100.0
     10.  Murphy Ecuador Oil Company Ltd.                                       Bermuda               100.0
     11.  Murphy Equatorial Guinea Oil Company                                  Delaware              100.0
     12.  Murphy Exploration (Alaska), Inc.                                     Delaware              100.0
     13.  Murphy Faroes Oil Co., Ltd.                                           Bahamas               100.0
     14.  Murphy France Oil Company                                             Delaware              100.0
     15.  Murphy Ireland Oil Company                                            Delaware              100.0
     16.  Murphy Italy Oil Company                                              Delaware              100.0
     17.  Murphy New Zealand Oil Company                                        Delaware              100.0
     18.  Murphy Overseas Ventures Inc.                                         Delaware              100.0
          a.  Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda.
             (see company C6 above)                                             Brazil                 10.0
     19.  Murphy Pakistan Oil Company                                           Delaware              100.0
     20.  Murphy Philippines Oil Co., Ltd.                                      Bahamas               100.0
     21.  Murphy Sabah Oil Co., Ltd.                                            Bahamas               100.0
     22.  Murphy Sarawak Oil Co., Ltd.                                          Bahamas               100.0
     23.  Murphy Somali Oil Company                                             Delaware              100.0
     24.  Murphy South Asia Oil Co., Ltd.                                       Bahamas               100.0
     25.  Murphy South Atlantic Oil Company                                     Delaware              100.0
     26.  Murphy-Spain Oil Company                                              Delaware              100.0
     27.  Murphy Venezuela Oil Company, S.A.                                    Panama                100.0
     28.  Murphy Western Oil Company                                            Delaware              100.0

                                    Ex. 21-1

                                                             EXHIBIT 21 (Contd.)

                            MURPHY OIL CORPORATION

        SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1999 (Contd.)

                                                                                                   Percentage
                                                                                                   of Voting
                                                                                                   Securities
                                                                           State or Other           Owned by
                                                                            Jurisdiction           Immediate
            Name of Company                                               of Incorporation           Parent
-----------------------------------------                               ---------------------      ----------
Murphy Oil Corporation (REGISTRANT) - Contd.
  C.  Murphy Exploration & Production Company - Contd.
     29.  Murphy Yemen Oil Company                                              Delaware              100.0
     30.  Norske Murphy Oil Company                                             Delaware              100.0
     31.  Norske Ocean Exploration Company                                      Delaware              100.0
     32.  Ocean Exploration Company                                             Delaware              100.0
     33.  Ocean France Oil Company                                              Delaware              100.0
     34.  Ocean International Finance Corporation                               Delaware              100.0
     35.  Odeco Drilling (UK) Limited                                           England               100.0
     36.  Odeco International Corporation                                       Panama                100.0
     37.  Odeco Italy Oil Company                                               Delaware              100.0
     38.  Sub Sea Offshore (M) Sdn. Bhd.                                        Malaysia               60.0
  D.  Murphy Oil Company Ltd.                                                   Canada                100.0
      1.  340236 Alberta Ltd.                                                   Canada                100.0
      2.  Murphy Atlantic Offshore Finance Company Ltd.                         Canada                100.0
      3.  Murphy Atlantic Offshore Oil Company Ltd.                             Canada                100.0
      4.  Spur Refined Products Ltd.                                            Canada                100.0
  E.  Murphy Oil USA, Inc.                                                      Delaware              100.0
      1.  864 Beverage, Inc.                                                    Texas                 100.0
      2.  Arkansas Oil Company                                                  Delaware              100.0
      3.  Murphy Gas Gathering Inc.                                             Delaware              100.0
      4.  Murphy Latin America Refining & Marketing, Inc.                       Delaware              100.0
      5.  Murphy LOOP, Inc.                                                     Delaware              100.0
      6.  Murphy Oil Trading Company (Eastern)                                  Delaware              100.0
      7.  Spur Oil Corporation                                                  Delaware              100.0
      8.  Superior Crude Oil Trading Company                                    Delaware              100.0
  F.  Murphy Realty Inc.                                                        Delaware              100.0
  G.  Murphy Ventures Corporation                                               Delaware              100.0
  H.  New Murphy Oil (UK) Corporation                                           Delaware              100.0
      1.  Murphy Petroleum Limited                                              England               100.0
          a.  Alnery No. 166 Ltd.                                               England               100.0
          b.  H. Hartley (Doncaster) Ltd.                                       England               100.0
          c.  Murco Petroleum Limited                                           England               100.0
              (1)   European Petroleum Distributors Ltd.                        England               100.0
              (2)   Murco Petroleum (Ireland) Ltd.                              Ireland               100.0
  I.  Rowel Corporation                                                         Delaware              100.0


                                    Ex. 21-2